Exhibit 32(a)

ONCOR ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002
CERTIFICATION OF CEO

The undersigned, Robert S. Shapard, Chairman of the Board and Chief Executive of Oncor Electric Delivery Transition Bond Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 14th day of August, 2007.

/s/ Robert S. Shapard
Name:	Robert S. Shapard
Title:	Chairman of the Board and Chief Executive

A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Transition Bond Company LLC and will be retained by Oncor Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.